EXHIBIT INDEX

(d)(4) Investment Management Services Agreement, dated Jan. 12, 2006, between Registrant, on behalf of RiverSource Income Builder Basic Income Fund, RiverSource Income Builder Moderate Income Fund, RiverSource Income Builder Enhanced Income Fund, and RiverSource Investments, LLC.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement dated Jan. 11, 2006.

(q)(3) Trustees Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 11, 2006.